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                                                                    Exhibit 16.1

                                                                  April 17, 2000

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

     We have read the statements made by NetFlix.com, Inc. in its Form S-1, pursuant to item 11 of Form S-1, which we understand will be filed with the Commission on or about April 17, 2000. We agree with the statements concerning our firm in the paragraph under "Change in Independent Public Accounts" in such Form S-1.

Very truly yours,


/s/ PRICEWATERHOUSECOOPERS LLP